Exhibit 23.1









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 28, 2001 included (or incorporated by reference) in Mirant Corporation's Annual Report on Form 10-K for the year ending December 31, 2000, into the Company's previously filed Registration Statement File No. 333-56574.



/s/ Arthur Andersen LLP
Atlanta, Georgia
March 20, 2001